As filed with the Securities and Exchange Commission on May 1, 1998
                                                 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           _________________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           _________________________
                               C. R. BARD, INC.
            (Exact name of registrant as specified in its charter)

             New Jersey                             22-1454160
    (State or other jurisdiction       (I.R.S. employer identification no.)
  of incorporation or organization)
                             730 Central Avenue
                         Murray Hill, New Jersey 07974
                         (Address, including zip code,
                 of registrant's principal executive offices)
                           _________________________
 1988 Directors Stock Award Plan of C. R. Bard, Inc. (as Amended and Restated)
  1993 Long Term Incentive Plan of C. R. Bard, Inc. (as Amended and Restated)
             1998 Employee Stock Purchase Plan of C. R. Bard, Inc.
                           (Full title of the plan)
                           _________________________

                            Richard A. Flink, Esq.
                               C. R. Bard, Inc.
                              730 Central Avenue
                        Murray Hill, New Jersey  07974
                    (Name and address of agent for service)
                                (908) 277-8000
         (Telephone number, including area code, of agent for service)
                           _________________________
              Copies of all notices, orders and communication to:

                          Philip T. Ruegger III, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                           _________________________



                        CALCULATION OF REGISTRATION FEE

                                                                Proposed             Proposed             Amount
                                             Amount              maximum              maximum               of
                                              to be          offering price          aggregate         registration
 Title of securities to be registered    registered <F1>      per unit <F2>     offering price <F2>      fee <F2>


Common Stock, par value $.25 per
   share  . . . . . . . . . . . . . .       1,925,000            $35.06             $67,490,500          $19,910
Common Stock Purchase Rights  . . . .       1,925,000               <F3>                <F3>                <F3>

<F1>   Of the 1,925,000 shares of Common Stock being registered hereby, 25,000 shares are being registered to be issued pursuant to the 1988 Directors Stock Award Plan, as amended and restated, 1,400,000 shares are being registered to be issued pursuant to the 1993 Long Term Incentive Plan, as amended and restated, and 500,000 shares being registered to be issued pursuant to the 1998 Employee Stock Purchase Plan.

<F2>   Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the
       Registrant's Common Stock on the New York Stock Exchange - Composite Tape on April 29, 1998.

<F3>   Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant.
       Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such
       Rights would be issued for no additional consideration.  Accordingly, there is no offering price for the
       Rights and no registration fee is required.

       Pursuant to General Instruction E for registration statements on Form S-8, the contents of the Registration Statement on Form S-8 of C. R. Bard, Inc., a New Jersey corporation, relating to the 1993 Long Term Incentive Plan of C. R. Bard, Inc. (the "Plan"), file number 33-64874, filed with the Securities and Exchange Commission on June 23, 1993, are incorporated herein by reference.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

       Not required to be filed with this Registration Statement.
Item 2.   Registrant Information and Employee Plan Annual Information.

       Not required to be filed with this Registration Statement.



                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.   Incorporation of Documents by Reference.

       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.


Item 4.   Description of Securities.

       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.


Item 5.   Interests of Named Experts and Counsel.

       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.



Item 6.   Indemnification of Directors and Officers.
       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.



Item 7.   Exemption from Registration Claimed.

       Not Applicable.


Item 8.   List of Exhibits.

3.1 Restated Certificate of Incorporation of C. R. Bard, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-3 dated June 14, 1996, file number 333-05997)

5.1 Opinion of Richard A. Flink, Esq., regarding legality of securities being registered<F*>

23.1      Consent of Arthur Andersen LLP<F*>

23.2      Consent of Richard A. Flink, Esq. (included in Exhibit 5.1)

24.1      Powers of Attorney<F*>

________________________

<F*>   Filed herewith


Item 9.   Undertakings.

       Not required to be filed with this Registration Statement pursuant to General Instruction E for registration statements on Form S-8.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, on the 29th day of April, 1998.

C. R. BARD, INC.

By:          /s/William H. Longfield
         Name:    William H. Longfield
         Title:      Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by or on behalf of the following persons in the capacities indicated on the 29th day of April, 1998.

             Signature                                   Title

/s/William H. Longfield                    Chairman and Chief Executive
       William H. Longfield                Officer and Director (Principal
                                           Executive Officer)

                <F*>                       Executive Vice President and
          William C. Bopp                  Chief Financial Officer and
                                           Director (Principal Financial
                                           Officer)

                <F*>                       Vice President and Controller
          Charles P. Grom                  (Principal Accounting Officer)

                <F*>                       Director
       Joseph F. Abely, Jr.

                <F*>                       Director
        Marc C. Breslawsky

                <F*>                       Director
     William T. Butler, M.D.

                <F*>                       Director
       Daniel A. Cronin, Jr.

                <F*>                       Director
         T. Kevin Dunnigan

               <F*>                        Director
       Regina E. Herzlinger

               <F*>                        Director

         Robert P. Luciano

               <F*>                        Director
           Tony L. White


<F*>By:  /s/William H. Longfield

          William H. Longfield
          Attorney-In-Fact


                 EXHIBIT INDEX

Exhibit No.      Description                                Page

3.1              Restated Certificate of Incorporation
                 of C. R. Bard, Inc. (incorporated by
                 reference to Exhibit 3.1 to the
                 Company's Registration Statement on
                 Form S-3 dated June 14, 1996, file
                 number 333-05997)

5.1              Opinion of Richard A. Flink, Esq.,
                 regarding legality of securities being
                 registered<F*>
23.1             Consent of Arthur Andersen LLP<F*>

23.2             Consent of Richard A. Flink, Esq.
                 (included in Exhibit 5.1)

24.1             Powers of Attorney<F*>


________________________

<F*>     Filed herewith

                                           EXHIBIT 5.1

                       [Letterhead of C. R. Bard, Inc.]


                                           April 29, 1998


C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey  07974

Dear Sirs:

                 I am Senior Vice President and General Counsel of C. R. Bard, Inc., a New Jersey corporation (the "Company"). This opinion is being delivered in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance of up to 1,925,000 additional shares of its Common Stock, par value $.25 per share (the "Additional Common Stock"), which may be issued pursuant to the Company's 1988 Directors Stock Award Plan (as Amended and Restated), 1993 Long Term Incentive Plan (as Amended and Restated) and 1998 Employee Stock Purchase Plan.

                 In addition, I have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                 In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such latter documents.

                 Based upon and subject to the foregoing, I am of the opinion that the Additional Common Stock, upon due issuance and payment therefor as contemplated in the Registration Statement and the Prospectus forming a part of the Registration Statement, will be legally issued, fully paid and non-assessable under the provisions of the New Jersey Business Corporation Act.

                 I am a member of the Bar of the State of New Jersey, and I do not express any opinion herein concerning any law other than the State of New Jersey.

                 This opinion letter is rendered to you in connection with the above-described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent; provided, however, that I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement and in the Prospectus forming a part of the Registration Statement.


                                  Very truly yours,


                                  /s/Richard A. Flink
                                  Richard A. Flink,
                                  Senior Vice President and General Counsel

                                                   EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated January 27, 1998 included in C. R. Bard, Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



                                                   /s/Arthur Andersen LLP
                                                   ARTHUR ANDERSEN LLP



Roseland, New Jersey
May 1, 1998

                                                   EXHIBIT 24.1

                               C. R. BARD, INC.
                               POWER OF ATTORNEY

                 KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director, or both, of C. R. BARD, INC. (the "Company"), in his or her capacity as set forth below, hereby constitutes and appoints WILLIAM H. LONGFIELD his or her true and lawful attorney and agent, to do any and all acts and all things and to execute any and all instruments which such attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities Act of 1933, as amended (the "Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under the Act of shares of common stock of the Company ("Common Stock") to be issued by the Company pursuant to the Company's 1988 Directors Stock Award Plan (as Amended and Restated), 1993 Long Term Incentive Plan (as Amended and Restated) and 1998 Employee Stock Purchase Plan, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form S-8 or any Form relating to the sale of such Common Stock, to be filed with the Securities and Exchange Commission with respect to such Common Stock, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments or supplements thereto, whether such amendments or supplements are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

                 IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the 15th day of April, 1998.

                                           /s/William C. Bopp
                                  Name:    William C. Bopp
                                  Title:   Executive Vice President and
                                           Chief Financial Officer and
                                  Director
                                           (Principal Financial Officer)


                                           /s/Charles P. Grom

                                  Name:    Charles P. Grom
                                  Title:   Vice President and Controller
                                           (Principal Accounting Officer)

                                           /s/Joseph F. Abely, Jr.
                                  Name:    Joseph F. Abely, Jr.
                                  Title:   Director


                                           /s/Marc C. Breslawsky
                                  Name:    Marc C. Breslawsky
                                  Title:   Director


                                           /s/William T. Butler, M.D.
                                  Name:    William T. Butler, M.D.
                                  Title:   Director


                                           /s/Daniel A. Cronin, Jr.
                                  Name:    Daniel A. Cronin, Jr.
                                  Title:   Director


                                           /s/T. Kevin Dunnigan
                                  Name:    T. Kevin Dunnigan
                                  Title:   Director


                                           /s/Regina E. Herzlinger
                                  Name:    Regina E. Herzlinger
                                  Title:   Director


                                           /s/Robert P. Luciano
                                  Name:    Robert P. Luciano
                                  Title:   Director


                                           /s/Tony L. White
                                  Name:    Tony L. White
                                  Title:   Director